Exhibit 99.1

Blue Apron Announces 1-for-15 Reverse Stock Split

New York, NY — June 13, 2019 — Blue Apron Holdings, Inc. (NYSE: APRN) today announced that its Board of Directors approved a reverse stock split of the Company’s Class A common stock and Class B common stock at a ratio of 1-for-15. Earlier on June 13, 2019, at the Company’s annual meeting of stockholders, the Company’s stockholders approved a reverse stock split of the Company’s Class A common stock and Class B common stock at a split ratio of between 1-for-5 and 1-for-15. The reverse stock split is expected to be effective after market close on June 14, 2019 (Effective Time). The Company’s Class A common stock will begin trading on a split-adjusted basis on the New York Stock Exchange (NYSE) at the market open on June 17, 2019.

At the Effective Time, every fifteen issued and outstanding shares of the Company’s Class A common stock and Class B common stock will be converted into one share of the Company’s Class A common stock and Class B common stock, respectively. Once effective, the reverse stock split will reduce the number of shares of Class A common stock issued and outstanding from approximately 99.9 million to approximately 6.7 million, and will reduce the number of shares of Class B common stock issued and outstanding from approximately 96.4 million to approximately 6.4 million.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares will instead receive an amount of cash based on the closing price per share of the Class A common stock on the NYSE at the close of business on the trading day preceding the date of the Effective Time. Holders of the Company’s Class A common stock and Class B common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. Stockholders of record will be receiving information from Computershare Trust Company, N.A., the Company’s transfer agent, regarding their stock ownership post-split. All other questions can be directed to the transfer agent, Computershare Trust Company, N.A., who can be reached at 1-800-546-5141.

The reverse stock split will not modify any rights or preferences of the Company’s Class A common stock or Class B common stock. The reverse stock split is intended to increase the market price per share of the Company’s Class A common stock to ensure the Company regains full compliance with the NYSE share price listing rule and maintains its listing on the NYSE and to improve the marketability and liquidity of the Company’s Class A common stock. As previously announced, the Company can regain compliance with the NYSE’s continued listing standards if, as of the last trading day of any calendar month during the six-month cure period beginning on May 17, 2019, the Company’s Class A common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the prior 30 trading-day period. The Company anticipates that effects of the reverse stock split will be sufficient for the Company to regain compliance with the NYSE’s continued listing standards by as early as July 1, 2019.

The trading symbol for the Company’s Class A common stock will remain “APRN.” The new CUSIP number for the Company’s Class A common stock following the reverse stock split will be 09523Q 200.

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or

“continue,” or the negative of these terms or other similar expressions. The company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the company’s ability to attain the necessary stock price levels to regain compliance with the NYSE continued listing standards or, if achieved, to continue to satisfy the NYSE’s qualitative and quantitative continued listing standards in the future, including due to the company’s financial condition or results of operations, market conditions or the market perception of the company’s business, financial condition or results of operations; a determination by the company’s Board of Directors not to promptly implement or to abandon the proposed reverse stock split in its discretion; and other risks more fully described in the company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2019, the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on April 30, 2019, and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet. The company has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Contact:

Media & Investors

Louise.Ward@blueapron.com